Exhibit 99.1

MISONIX FISCAL 2019 SECOND QUARTER REVENUE

RISES 22% TO A RECORD $10.2 MILLION

FARMINGDALE, N.Y. (February 6, 2019) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today reported financial results for the fiscal 2019 second quarter ended December 31, 2018 as summarized below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Revenue	$10,176,453	$8,323,845	$19,537,617	$15,604,568
Gross Profit	$7,128,374	$5,858,019	$13,738,995	$10,961,387
GP Percentage - product revenue	70.0%	70.4%	70.3%	70.2%
Pretax loss	$(840,333)	$(1,332,352)	$(3,451,317)	$(2,825,576)
Net loss	$(840,333)	$(6,856,774)	$(3,451,317)	$(8,068,998)

EBITDA (1)	$(439,786)	$(1,021,648)	$(2,684,182)	$(2,148,284)
Adjusted EBITDA (1)	$380,909	$421,578	$(195,682)	$424,035

	December 31, 2018	June 30, 2018
Long Term Debt	$—	$—
Cash and cash equivalents	$10,173,286	$10,979,455

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included on page 6 of this press release.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Misonix’s financial growth momentum continued in the fiscal second quarter, reflecting the ongoing successful execution of our go-to-market strategies, including our direct sales team, which has expanded our domestic market share. Growing demand for our leading ultrasonic surgical products resulted in a 22% year-over-year rise in total fiscal second quarter revenues to a record $10.2 million, including a 23% increase in consumables revenue and a 21% gain in equipment revenue. Our ability to generate revenue growth, while maintaining a healthy gross margin of approximately 70%, is highlighted by the 22% year-over-year increase in second quarter gross profit to a record $7.1 million. We were able to maintain Misonix’s double-digit top-line growth trajectory, generating 25% year-over-year growth in total revenues through the first six months of fiscal 2019. Importantly, our financial results for the second quarter and first half of fiscal 2019 confirm the benefits of our recent investments and accelerating demand for the demonstrated clinical benefits that our ultrasonic medical devices deliver to physicians, hospitals and patients.

“During the second quarter, we further developed our direct commercialization team while training our international distribution partners. These initiatives will enable Misonix to further penetrate existing and new markets as we prepare for the launch of Nexus, our new ultrasonic surgical platform, which we intend to launch in the second half of fiscal 2019. In addition, we are already realizing value from the recent systems and infrastructure enhancements made to support our continued growth and expect these investments to drive additional operating efficiencies across the business in the coming quarters.

“Since unveiling Nexus at the 2018 NASS Conference, we have received overwhelmingly positive feedback from surgeons and the overall market, which provides us with added confidence for its potential to serve as a third growth engine for the Company as we benefit from cross-selling opportunities, especially through deeper penetration of current customer accounts and the expansion of our addressable markets to a broader range of procedures beyond those served by our current products. While medical professionals are the driving force behind successful outcomes, Nexus presents surgeons with a powerful tool to remove hard and soft tissue with greater control, accuracy and efficiency. By incorporating multiple modalities into one modern platform with extensive functionalities, we believe Nexus will be a requisite addition to the operating room as it delivers demonstrated clinical benefits at a compelling value proposition for hospitals and outpatient clinics.

“Looking ahead, we are excited about the opportunities to enhance shareholder value as we continue pursuing the Company’s next phase of growth. As we bring the next generation of ultrasonic products to market and complete our transformation to a direct commercialization platform, we remain confident in our ability to generate double-digit top-line growth and improved profitability in the second half of fiscal 2019.”

Sales Performance Supplemental Data

	For the three months ended December 31,		Net change
	2018	2017	$	%
Total
Consumables	$7,570,395	$6,162,064	$1,408,331	22.9%
Equipment	2,606,058	2,161,781	444,277	20.6%
Total	$10,176,453	$8,323,845	$1,852,608	22.3%

Domestic:
Consumables	$5,477,995	$4,623,545	$854,450	18.5%
Equipment	600,559	776,878	(176,319)	-22.7%
Total	$6,078,554	$5,400,423	$678,131	12.6%

International:
Consumables	$2,092,400	$1,538,519	$553,881	36.0%
Equipment	2,005,499	1,384,903	620,596	44.8%
Total	$4,097,899	$2,923,422	$1,174,477	40.2%

Joe Dwyer, Chief Financial Officer, added, “Our fiscal 2019 second quarter results marked another outstanding quarter for Misonix, resulting in continued robust top-line growth, healthy margins and an improved bottom line, highlighting our successful execution across multiple fronts.

“During the first half of fiscal 2019, we undertook a range of initiatives to eliminate inefficiencies in our procurement and distribution, including bringing new suppliers on board and diversifying our supply chain. We also fully transitioned to a significantly more capable ERP system as well as instituted new policies to ensure optimal inventory levels and fulfillment outcomes. With these initiatives now largely behind us, we are confident in our ability to successfully and efficiently meet the added demand we expect.

“As we enter the second half of fiscal 2019, we remain well-positioned to continue to invest in our products and further improve our operations and our position in the market. We are confident that we have the capital flexibility we need, including $10.2 million in cash and no debt, to ensure that we adequately support our growth via both organic and inorganic growth initiatives and look forward to driving long-term value for our shareholders as we remain disciplined and focused in generating attractive rates of returns. Looking ahead to the second half of fiscal 2019, we reiterate our guidance for product revenue growth in excess of 20% for fiscal 2019, along with gross profit margins of approximately 70%.”

Fiscal Second Quarter 2019 Conference Call

Misonix will host a conference call and webcast today, Wednesday, February 6, 2019, at 4:30 p.m. ET to discuss its financial results and operations and host a question and answer session. The dial in number for the audio conference call is 888-599-8686 (domestic) or 323-994-2093 (international), conference ID 9194323. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (NASDAQ: MSON) designs, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix’s proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer	Joseph Jaffoni, Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended December 31,		For the six months ended December 31,
	2018	2017	2018	2017

Revenues Product	$10,176,453	$8,323,845	$19,537,617	$15,604,568
Total revenue	10,176,453	8,323,845	19,537,617	15,604,568

Cost of goods sold	3,048,079	2,465,826	5,798,622	4,643,181
Gross profit	7,128,374	5,858,019	13,738,995	10,961,387

Operating expenses:
Selling expenses	4,800,643	3,919,515	9,535,648	7,490,228
General and administrative expenses	2,347,184	2,380,860	5,530,568	4,953,991
Research and development expenses	839,219	957,204	2,143,984	1,858,478
Total operating expenses	7,987,046	7,257,579	17,210,200	14,302,697
Loss from operations	(858,672)	(1,399,560)	(3,471,205)	(3,341,310)

Other income (expense):
Interest income	17,242	45	37,056	58
Royalty income	1,105	71,550	1,105	524,521
Other	(8)	(4,387)	(18,273)	(8,845)
Total other income	18,339	67,208	19,888	515,734

Loss from operations before income taxes	(840,333)	(1,332,352)	(3,451,317)	(2,825,576)

Income tax expense	—	5,524,422	—	5,243,422
Net loss	$(840,333)	$(6,856,774)	$(3,451,317)	$(8,068,998)

Net loss per share:
Basic	$(0.09)	$(0.76)	$(0.37)	$(0.90)
Diluted	$(0.09)	$(0.76)	$(0.37)	$(0.90)

Weighted average shares - Basic	9,322,237	8,977,984	9,210,031	8,968,195
Weighted average shares - Diluted	9,322,237	8,977,984	9,210,031	8,968,195

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2018	June 30, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,173,286	$10,979,455
Accounts receivable, less allowance for doubtful accounts of $250,000 and $200,000, respectively	5,709,298	5,245,549
Inventories, net	5,711,528	5,019,886
Prepaid expenses and other current assets	601,752	611,647
Total current assets	22,195,864	21,856,537

Property, plant and equipment, net of accumulated amortization and depreciation of $9,720,862 and $9,023,235, respectively	4,473,859	4,188,378
Patents, net of accumulated amortization of $1,132,901 and $1,063,393, respectively	763,044	757,447
Goodwill	1,701,094	1,701,094
Contract assets	960,000	—
Intangible and other assets	451,315	517,295
Total assets	$30,545,176	$29,020,751

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,592,287	$1,794,098
Accrued expenses and other current liabilities	2,264,112	2,411,172
Deferred income	5,993	13,303
Total current liabilities	5,862,392	4,218,573

Non current liabilities	401,000	401,000
Total liabilities	$6,263,392	$4,619,573

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value-shares authorized 40,000,000; 9,584,178 and 9,430,466 shares issued and outstanding in each period	95,842	94,305
Additional paid-in capital	42,143,359	39,772,973
Accumulated deficit	(17,957,417)	(15,466,100)
Total shareholders’ equity	24,281,784	24,401,178

Total liabilities and shareholders’ equity	$30,545,176	$29,020,751

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and engineering costs associated with its development of Nexus, its next generation platform, which will not be a recurring cost when the project is completed in the second half of fiscal 2019.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
EBITDA:
Net loss	$(840,333)	$(6,856,774)	$(3,451,317)	$(8,068,998)
Depreciation and amortization	400,547	310,704	767,135	677,292
Income tax benefits	—	5,524,422	—	5,243,422
EBITDA	(439,786)	(1,021,648)	(2,684,182)	(2,148,284)

Non-cash stock compensation	500,088	844,601	1,504,586	1,469,894
Nexus next generation engineering	320,607	598,625	983,914	1,102,425
Adjusted EBITDA	$380,909	$421,578	$(195,682)	$424,035